UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        January 22, 2016
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2016, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of inTEST Corporation (the "Company") recommended and the Board unanimously approved a compensation plan for its executive officers. The executive officers eligible to participate in this plan are Robert E. Matthiessen, President and Chief Executive Officer, James Pelrin, Executive Vice President, and Hugh T. Regan, Jr., Secretary, Treasurer and Chief Financial Officer.

The components of this plan include (i) base salary, (ii) short term incentive compensation in the form of a performance based bonus and (iii) long term incentive compensation in the form of equity compensation grants, all of which are described more fully below.

In addition, on January 22, 2016, the Board authorized (1) the salary increases as itemized below under the Base Salary section effective effective January 1, 2016, and, (2) the issuances of the restricted stock and stock options as itemized in the table below under the Long Term Incentive Compensastion section.

Base Salary

Commencing on January 1, 2016, the annual base salary of each executive officer will be as follows:

Robert E. Matthiessen	$348,966
James Pelrin	$286,000
Hugh T. Regan, Jr.	$246,864

Short Term Incentive Compensation

Each executive officer will be eligible to receive a performance bonus payment upon satisfaction of the following of the following weighted performance metrics during 2016:

        (i)    Achievement of the Company's Financial Goals - 50%
        (ii)   Profitability of the Company's Manipulator/Docking Hardware Product Groups in 2016 - 30%
        (iii)  Completion of an Acquisition by the Company in 2016 - 20%

The performance bonus payment target percentages to be used in each executive officer's bonus calculation for 2016 are as follows:

Robert E. Matthiessen	60%
James Pelrin	55%
Hugh T. Regan, Jr.	55%

The amount of the executive officer's bonus may range from zero (if none of the performance metrics are satisfied) to an amount that may exceed the target performance bonus amounts.

Achievement of Financial Goals

A portion of each executive officer's performance bonus may be earned based upon the Company's achievement of net revenue and earnings before income tax amounts as compared to budgeted net revenue and earnings before income tax amounts for 2016. Each executive officer is eligible to achieve this portion of the executive officer's performance bonus based upon the following calculation:

The executive officer's performance bonus target percentage multiplied by the executive officer's base salary; with that amount multiplied by the performance metric weighting factor (50%); with that amount multiplied by the Financial Goals percentage, if any, determined from the matrix below.  The Financial Goals percentage is determined by locating on the matrix below the intersection of (i) the column that indicates the percentage calculated by dividing (A) the Company's actual net revenue for 2016 by (B) its budgeted net revenue for 2016 and (ii) the row that indicates the percentage calculated by dividing (A) the Company's actual earnings before income tax for 2016 by (B) its budgeted earnings before income tax for 2016.

		Revenues
		70.0%	75.0%	80.0%	90.0%	100.0%	112.5%	125.0%
Profit v. Target	80.0%	50.0%	62.5%	75.0%	75.0%	75.0%	87.5%	100.0%
	90.0%	62.5%	75.0%	87.5%	87.5%	87.5%	100.0%	112.5%
	100.0%	75.0%	87.5%	100.0%	100.0%	100.0%	112.5%	125.0%
	112.5%	87.5%	100.0%	112.5%	112.5%	112.5%	125.0%	137.5%
	125.0%	100.0%	112.5%	125.0%	125.0%	125.0%	137.5%	150.0%

With regards to the net revenue calculation, a column milestone is not achieved unless such percentage is exceeded without regards to rounding up the percentage achieved by the calculation. With regards to the earnings before income tax calculation, a row milestone is not achieved unless such percentage is exceeded without regards to rounding up the percentage achieved by the calculation. In the event any extraordinary expenses are incurred in 2016, these expenses shall be excluded from the actual amounts when determining the earnings before income tax amount for 2016.

Manipulator/Docking Hardware Product Group Achieving Profitability in 2016

A portion of each executive officer's performance bonus will be earned based upon the Company's achievement of earnings before income tax in the Company's manipulator/docking hardware product group's business for the fourth quarter of 2016. Each executive officer is eligible to achieve this portion of the executive's performance bonus based upon the following calculation:

The executive officer's performance bonus target percentage multiplied by the executive's base salary; with that amount multiplied by the performance metric weighting factor (30%).

In calculating earnings before income tax for the Company's manipulator/docking hardware product group's business, the Committee acknowledges that any extraordinary expenses shall be excluded from the earnings before income tax amount for 2016.

Completion of an Acquisition in 2016

A portion of each executive officer's performance bonus will be earned based upon the Company's consummation of an acquisition of a company or assets of a company in 2016. Each executive officer is eligible to achieve this portion of the executive officer's performance bonus based upon the following calculation:

The executive officer's performance bonus target percentage multiplied by the executive officer's base salary; with that amount multiplied by the performance metric weighting factor (20%).

The acquired company or assets must have generated minimum trailing twelve months revenues of $5,000,000. In addition, the transaction must close in 2016 with the transfer of substantially all assets and/or stock of the target company to the Company completed in 2016. Escrow and earn-out of purchase price amounts is permitted to continue beyond 2016 so long as the transaction is closed in 2016.

The Committee shall have final decision making authority regarding all issues related to the short term incentive compensation component of the Plan. The Committee shall finalize the amount of and authorize payment of the bonuses to the executive officers as part of the approval process for the Company's 2016 audited financial statements. If an executive officer leaves the Company other than for death, disability, or retirement, they will receive no bonus if they are not employed on December 31, 2016.  For executive officers who retire (age plus years of service equal to at least 70), or who die or become disabled, they will be entitled to a pro-rated bonus calculated by multiplying the bonus calculated above by the result obtained by dividing number of completed months the executive officer is employed in 2016 by twelve. Any bonus payment shall be made on or before March 15, 2017. The Committee shall have such authority to demand the repayment or "claw back" of any amounts paid pursuant to this Plan as needed to comply with all applicable laws and regulations.

Long Term Incentive Compensation

The executive officers shall be entitled to receive equity compensation grants consisting of restricted stock and stock options as follows:

	Shares of Restricted Stock	Options to Purchase Shares of Common Stock
Robert E. Matthiessen	9,600	7,200
James Pelrin	9,600	7,200
Hugh T. Regan, Jr.	7,200	5,400

All restricted stock awards will vest in equal increments over four years. All stock option awards will vest in equal increments over four years and will have an exercise price that is no less than the closing price of the Company's common stock as listed on the NYSE MKT LLC on the date of the award.

Item 8.01.  Other Events

On January 22, 2016, the Board of the "Company approved the grant of restricted stock to our independent directors as follows:

Shares of Restricted Stock
Steven J. Abrams	7,500
Joseph W. Dews IV	7,500
William Kraut.	7,200

The above restricted stock awards will vest 100% upon their re-election as a director of inTEST Corporation at the 2016 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   January 28, 2016